Exhibit 99.1

CONTACTS:	Christopher M. Zimmer President and Chief Executive Officer (412) 257-7604	John Arminas General Counsel and Corporate Secretary (412) 220-3774	June Filingeri President Comm-Partners LLC (203) 972-0186

Universal Stainless Signs Definitive Agreement to be Acquired by Aperam for $45.00 Per Share in All-Cash Transaction

- Conference Call Scheduled at 9:00 AM (ET) TODAY -

•	Universal stockholders to receive $45.00 per share in cash, a 19% premium to three-month volume-weighted average stock price; 10.6x trailing 12-month Adjusted EBITDA

•	Universal to become part of leader in stainless, specialty steel solutions and recycling, with complementary capabilities and strong financial resources

•	Universal to maintain distinct U.S. identity; team and operations to remain intact

BRIDGEVILLE, PA, October 17, 2024 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) (“Universal” or the “Company”) announced today that it has entered into a definitive agreement to be acquired by Aperam in an all-cash transaction. Aperam is a global player in stainless, electrical and specialty steel and recycling, with customers in over 40 countries.

Under the terms of the agreement, Aperam will acquire all the outstanding shares of Universal for $45.00 per share in cash, which represents a premium of approximately 19% to Universal’s three-month volume-weighted average stock price as of October 16, 2024 and 10.6x trailing 12-month Adjusted EBITDA as of June 30, 2024.

Christopher M. Zimmer, President and CEO of Universal, commented: “This is an exciting opportunity to become part of a respected leader with complementary capabilities and strong financial resources. It recognizes our substantial accomplishments thus far and it’s a major step forward towards accelerating our growth momentum and development. Importantly, this combination offers tangible benefits to our stockholders, our team and our customers.

“For our stockholders, it is an opportunity to get liquidity and receive a premium return on their investment in Universal.

“For our employees, it means extending our reach, giving us entry into new attractive niche market across Europe as well as the U.S. We expect that this transaction will accelerate the growth trajectory we have already achieved, and build a dynamic, mutually rewarding future. Importantly, we will maintain Universal’s distinct identity in our markets with our team and operations remaining intact.

“Becoming part of Aperam is also expected to benefit our customers because Aperam plans to invest in and support our manufacturing capabilities and technologies, enabling us to be more efficient and expand our product and services portfolio. This combination also gives us access to world-class research centers and innovations to further enhance our product quality and offerings.”

Headquartered in Luxembourg, Aperam is a global player in stainless, electrical and specialty steel and recycling, with customers in over 40 countries. Following the closing of the transaction, Universal would provide Aperam with its first U.S. manufacturing capability and broaden its geographic presence and product range by expanding its presence in high-growth sectors especially in aerospace and industrial applications.

Timoteo Di Maulo, CEO of Aperam commented: “Today marks an exciting milestone in Aperam’s journey to become a global supplier in specialty steels. Universal shares our vision for sustainable growth and innovation, and we are confident that this partnership will yield significant benefits for both our customers and shareholders. Our combined expertise and resources will allow us to deliver superior solutions that meet the growing demand for high-quality, sustainable solutions. This acquisition not only aligns with our long-term strategy but also strengthens our commitment to de-commoditization and increasing exposure to more stable, high-margin industries.”

The transaction, which has been unanimously approved by the boards of directors of both companies, is expected to close in the first quarter of 2025, subject to satisfaction of customary closing conditions, including receipt of regulatory approval and approval by a majority of all outstanding shares of Universal common stock held by Universal stockholders at a Special Meeting to be scheduled in due course. Upon completion of the transaction, Universal will become a wholly owned subsidiary of Aperam and the shares of Universal common stock will cease trading on the NASDAQ stock exchange.

Following the closing of the transaction, Universal will continue to do business as Universal Stainless and maintain its headquarters in Bridgeville, PA.

Advisors

TD Cowen is acting as exclusive financial advisor to Universal and K&L Gates LLP is serving as legal advisor to Universal.

Conference Call and Webcast

The Company has scheduled a conference call for today October 17, at 9:00 AM (Eastern) to discuss the transaction. If you wish to listen to the live conference call via telephone, please Click Here to register for the call and obtain your dial-in number and personal PIN number. A simultaneous webcast will be available on the Company’s website at www.univstainless.com.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, energy, and heavy equipment manufacturing. More information is available at www.univstainless.com.

About Aperam

Aperam is a global player in stainless, electrical, specialty steel and Recycling, with customers in over 40 countries. The business is organized in three primary operating segments: Stainless & Electrical Steel, Services & Solutions and Alloys & Specialties.

Aperam has a flat Stainless and Electrical steel capacity of 2.5 million tonnes in Brazil and Europe and is a leader in high value specialty products. In addition to its industrial network, spread over six production facilities in Brazil, Belgium and France, Aperam has a highly integrated distribution, processing and services network and a unique capability to produce stainless and special steels from low cost biomass (charcoal made from its own FSC-certified forestry). More information is available at www.aperam.com.

Additional Information & Where to Find It

In connection with the transactions contemplated by the Merger Agreement, dated October 16, 2024 (the “Merger Agreement”), by and among Universal, Aperam US Holdco LLC, a Delaware limited liability company, and Aperam US

Absolute LLC, a Delaware limited liability company (the “Transactions”), Universal intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form and other relevant documents. The definitive Proxy Statement will be mailed to Universal’s stockholders as of a record date to be established for voting on the Merger Agreement and will contain important information about the Transactions, the Merger Agreement and other related matters. This document is not a substitute for the Proxy Statement or any other relevant document which Universal may file with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF UNIVERSAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UNIVERSAL, Aperam AND THE CONTEMPLATED TRANSACTIONS. Investors may obtain free copies of these materials (when they are available) and other documents filed by Universal with the SEC at the SEC’s website at www.sec.gov or from Universal at its website at investors.univstainless.com.

Participants in the Solicitation

Universal and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transactions. Information about the directors and executive officers of Universal, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2024, including under the headings “The Board of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Related Party Transactions.” To the extent holdings of Company Common Stock by the directors and executive officers of Universal have changed from the amounts of Company Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents (when available) are available free of charge as described in the preceding section. Other information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of proxies in connection with the Transactions will be set forth in Universal’s definitive Proxy Statement for its stockholder meeting at which the Merger Agreement will be submitted for approval by Universal’s stockholders.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “target,” “continue,” or variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to the ability of the parties to consummate the Transactions in a timely manner or at all; the satisfaction or waiver of the conditions to the closing the Transactions, including the failure to obtain antitrust or other regulatory approvals and clearances or approval of Universal’s stockholders; potential delays in consummating the Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Merger Agreement; the possibility that competing offers or acquisition proposals for Universal will be made; Aperam’s ability to realize the anticipated benefits of the Transactions and integrate Universal’s business; the effect of the announcement or pendency of the Transactions on Universal’s and Aperam’s business relationships, operating results and business generally; significant transaction costs and unknown liabilities; and litigation or regulatory actions related to the Transactions. In addition, the risks to which Universal’s business is subject, including those risks set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, and in Universal’s subsequent filings with the SEC, could adversely affect the Transactions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The forward-looking statements included in this communication are made only as of the date of this communication, and except as otherwise required by federal securities law, Universal does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

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